Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Sirius Satellite Radio Inc:
We consent to the incorporation by reference in the registration statements (No. 333-130949), (No. 333-127169), (No. 333-115695), (No. 333-64344), (No. 333-52893), (No. 333-85847), (No. 333-86003), (No. 333-108387), (No. 333-104406), (No. 333-65602), and (No. 333-152548) on Form S-3 and the registration statements (No. 333-139214), (No. 333-133277), (No. 333-125118), (No. 333-119479), (No. 333-81914), (No. 333-74752), (No. 333-65473), (No. 333-15085), (No. 333-31362), (No. 333-62818), (No. 333-100083), (No. 333-101515), (No. 333-106020), (No. 333-111221), (No. 333-142726), (No. 333-149186), (No. 33-95118), (No. 33-92588) and (No. 333-152574) on Form S-8 of Sirius Satellite Radio Inc. of our report dated February 28, 2008, with respect to the consolidated balance sheets of XM Satellite Radio Holdings Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related consolidated financial statements schedule as of December 31, 2007, which report is incorporated by reference in the Form 8-K of Sirius Satellite Radio Inc. dated August 1, 2008.
Our report with respect to the consolidated financial statements refers to XM Satellite Radio Holdings Inc.’s change in the method of accounting for stock-based compensation effective January 1, 2006.
/s/ KPMG LLP

McLean, VA
August 5, 2008